[FUSION LOGO]



FUSION              Andrew Lewin
CONTACT:            212-972-2000
                    alewin@fusiontel.com

KCSA                Jeffrey Goldberger                Lee Roth
CONTACTS:           (212) 896-1249                    (212) 896-1209
                    jgoldberger@kcsa.com              lroth@kcsa.com

                                                           FOR IMMEDIATE RELEASE

                          FUSION ENTERS TURKISH MARKET

New York, NY, March 14, 2005 - Fusion Telecommunications (AMEX: FSN) announced today that it has acquired a 75% interest in LDTS Uzak Mesafe Telekomikasyon ve Iletisim Hizmetleri San.Tic.A.S. ("LDTS"), a telecommunications carrier licensed to provide services in Turkey. This acquisition will close upon receipt of approval from the Turkish Telecom Authority, at which point the company will operate in Turkey under the name Fusion LDTS. The Company is building its network out in twelve cities, and plans to offer VoIP services under the Efonica brand name, including nationwide long-distance and other IP communications services to business and residential customers in the Turkish market.

Among the shareholders of LDTS, is Bayram Ali Bayramoglu who will join the board of Fusion LDTS. He served as the President of MUSIAD, an Independent Industrialists and Businessmen's Association with over 26 branches and 2000 members in Turkey, and is chairman of the BAB Group, a conglomerate engaged in construction, mining, telecommunications, food and consultancy. Mr Bayramoglu said "I am excited to be working with Fusion to take advantage of the opportunity to introduce leading communications services into Turkey."

Commenting on the acquisition, Matthew Rosen, President and COO of Fusion said, "We believe that the Turkish market, with a population of over 73 million, represents a tremendous opportunity for Fusion. Internet usage in Turkey has nearly tripled since 2000, but overall penetration remains extremely low, with only 7.5% of Turkish citizens currently online. With deregulation having recently occurred, we believe that the growth potential is significant, as the strong value proposition of IP-based communication is expected to drive the continued expansion of the market. Consistent with our overall strategy, Fusion is among the first VoIP providers to enter the Turkish market, and we are confident in our ability to establish a strong presence in this region."

ABOUT FUSION:
Fusion Telecommunications is a provider of VoIP (Voice Over Internet Protocol) and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, the Caribbean and Latin America. Fusion currently provides a full suite of communications services to corporations, postal telephone and telegraph companies, international carriers, government entities, Internet service providers and consumers in over 45 countries.

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Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.